Exhibit 11: Statement Re Computation of Per Share Earnings

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations (in thousands, except per share data):

--------------------------------------------------------------------------------
                             Three Months Ended           Nine Months Ended
                                 September 30,              September 30,
--------------------------------------------------------------------------------
                                1999       1998         1999          1998
--------------------------------------------------------------------------------
Numerator                      $22,472   $25,581       $54,991       $74,998


Denominators:

  Basic shares outstanding      48,583    51,368        48,909        51,540
  Dilutive option effect           253       507           387           638

--------------------------------------------------------------------------------
  Dilutive shares outstanding   48,836    51,875        49,296        52,178
--------------------------------------------------------------------------------
EPS:

  Basic                          $0.46     $0.50        $1.12          $1.46
  Diluted                        $0.46     $0.50        $1.12          $1.44
--------------------------------------------------------------------------------